      As filed with the Securities and Exchange Commission on July 22, 2003

                                                     Registration No. 333-107089

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------
                       MEDICIS PHARMACEUTICAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                         3571                               52-1574808
(State or Other Jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer Identification No.)
 Incorporation or Organization)    Classification Code Number)

                             8125 NORTH HAYDEN ROAD
                         SCOTTSDALE, ARIZONA 85258-2463
                                 (602) 808-8800

   (Address, Including Zip Code, and Telephone Number Including Area Code, of
                   Registrant's Principal Executive Offices)

                                 JONAH SHACKNAI
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                       MEDICIS PHARMACEUTICAL CORPORATION
                             8125 NORTH HAYDEN ROAD
                         SCOTTSDALE, ARIZONA 85258-2463
                                 (602) 808-8800

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                         ------------------------------
                                   Copies to:
                                STEPHEN E. OLDER
                       AKIN GUMP STRAUSS HAUER & FELD LLP
                               590 MADISON AVENUE
                          NEW YORK, NEW YORK 10022-2524
                                 (212) 872-1000

                         ------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as possible upon effectiveness of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our company is a corporation organized under Delaware law. Pursuant to the statutes of the State of Delaware, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney's fees, incurred by him/her in connection with the defense of a civil or criminal proceeding to which he/she has been made, or threatened to be made, a party by reason of the fact that he/she was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement.

         In general, indemnification is available where the director or officer acted in good faith, for a purpose he/she reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Sections 715, 717 and 721-725 of the Delaware Business Corporation Law.

         Our By-laws provide that our company is authorized, by a resolution of shareholders, a resolution of directors or an agreement providing for such indemnification, to the fullest extent permitted by applicable law, to provide indemnification and to advance expenses to its directors and officers in respect of claims, actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any such director or officer serves or served in such capacity with our company or at the request of our company in any capacity with any other enterprise.

         The directors and officers of Medicis are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, that might be incurred by them in such capacities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit
No.      Document

1.1 Dealer Manager Agreement, dated as of July 16, 2003, by and among Medicis Pharmaceutical Corporation, Thomas Weisel Partners LLC and Deutsche Bank Securities Inc.

3.1 Certificate of Incorporation of the Company, as amended. (Incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 1995.)

3.2 Amended and Restated By-laws of the Company, as amended. (Incorporated by reference to Exhibit 3.3 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.)

4.1 Form of Indenture, dated as of June 4, 2002, by and between Medicis Pharmaceutical Corporation, as issuer, and Deutsche Bank Trust Company Americas, as trustee for Old Notes. (Incorporated by reference to Exhibit 4.1 to our current report on Form 8-K filed with the SEC on June 6, 2002.)

4.2 Form of Indenture between Medicis Pharmaceutical Corporation and Deutsche Bank Trust Company Americas, as trustee for the New Notes.*

4.3 Rights agreement, dated August 17, 1995, between the Company and American Stock Transfer & Trust Company, as Rights Agent. (Incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 1995.)

4.4 Amendment No. 2 to Rights Agreement, dated March 17, 1997, between the Company and Norwest Bank Minnesota, N.A.. (Incorporated by reference to
         Exhibit 4.1 to our Quarterly

         Report on Form 10-Q for the quarter ended March 31, 1997.)

4.5 Form of specimen certification representing Class A common stock. (Incorporated by reference to Exhibit 4.3 to the Registration Statement of Form S-1 of the Registrant, filed with the SEC on January 16, 1990.)

5.1      Opinion of Akin Gump Strauss Hauer & Feld LLP with respect to the New
         Notes**

21.1     Subsidiaries of the Registrant. (Incorporated by reference to Exhibit
         21.1 to our Annual Report on Form 10-K for the fiscal year ended
         June 30,2002.)

23.1     Consent of Ernst and Young LLP**

23.2     Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit
         5.1)

24.1     Power of Attorney.**

25.1     Statement of Eligibility of Trustee*

99.1     Form of Letter of Transmittal.**

99.2 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.**

99.3     Form of Letter to Clients.**

99.4     Form of Notice of Guaranteed Delivery.**

   *     To be filed by amendment.

   **    Filed previously.

ITEM 22. UNDERTAKINGS.

         (a) The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement throughout the date responding to the request.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly reports that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the notes being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (e) The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

                SIGNATURES FOR MEDICIS PHARMACEUTICAL CORPORATION

         Pursuant to the requirements of the Securities Act of 1933, Medicis Pharmaceutical Corporation has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on July 22, 2003.

                                    MEDICIS PHARMACEUTICAL CORPORATION

                                    By: /s/ Mark A. Prygocki, Sr.
                                        ----------------------------------------
                                        Name:  Mark A. Prygocki, Sr.
                                        Title: Executive Vice President, Chief
                                               Financial Officer and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                              CAPACITY                             DATE
        ---------                              --------                             ----
            *                    Chairman of the Board of Directors and
----------------------------              Chief Executive Officer
       Jonah Shacknai                 (Principal Executive Officer )            July 22, 2003

/s/ Mark A. Prygocki, Sr.       Executive Vice President, Chief Financial
----------------------------    Officer and Treasurer (Principal Financial
   Mark A. Prygocki, Sr.                 and Accounting Officer)                July 22, 2003

            *                                     Director                      July 22, 2003
----------------------------
     Arthur G. Altachul

            *                                     Director                      July 22, 2003
----------------------------
      Spencer Davidson

            *                                     Director                      July 22, 2003
----------------------------
       Stuart Diamond

            *                                     Director                      July 22, 2003
----------------------------
   Peter S. Knight, Esq.

            *                                     Director                      July 22, 2003
----------------------------
   Michael A. Pietrangelo

            *                                     Director                      July 22, 2003
----------------------------
   Philip S. Schein, M.D.

            *                                     Director                      July 22, 2003
----------------------------
      Lottie Shackelford

*The undersigned, by signing his name hereto, does sign and execute this amendment no. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant and previously filed with the Securities and Exchange Commission on behalf of such directors and officers.

                                              By:  /s/ Mark A. Prygocki, Sr.
                                                   -----------------------------
                                                   Mark A. Prygocki, Sr.
                                                   Attorney-in-fact